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                                                                    Exhibit 10.2
                                                                    ------------

                                  ENTRUST, INC.

                           Restricted Stock Agreement
    Granted Under Amended and Restated 1996 Stock Incentive Plan, as amended
    ------------------------------------------------------------------------

     AGREEMENT made this 21st day of February 2002, between Entrust, Inc., a Maryland corporation (the "Company"), and David L. Thompson (the "Participant").

     Reference is hereby made to that certain Stock Option Agreement dated October 11, 1999 evidencing the grant by the Company to the Participant on such date of an option to purchase 200,000 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), at a purchase price of $19.25 per share under the Company's Amended and Restated 1996 Stock Incentive Plan, as amended (the "Plan"), and that certain Stock Option Agreement dated May 15, 2000 evidencing the grant by the Company to the Participant on such date of an option to purchase 25,000 shares of Common Stock at a purchase price of $47.50 per share under the Plan (together, such agreements, the "Option Agreements, " and together, such options, the "Options").

     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

     1. Exchange of Options for Shares.
        ------------------------------

          (a) The Participant hereby surrenders to the Company all of his right, title and interest in, to and under the Option Agreements and the Options, in each case, effective as of the date hereof.

          (b) In consideration of the Participant's surrender of the Options pursuant to subsection (a) above, the Company hereby issues and sells to the Participant, and the Participant hereby accepts and purchases from the Company, subject to the terms and conditions set forth in this Agreement and in the Plan, an aggregate of 12,500 shares of Common Stock (the "Shares"). The Participant agrees that 50% of the Shares shall be subject to the purchase option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in
Section 4 of this Agreement.

                                        1

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     2. Purchase Option.
        ---------------

          (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to the 90th day following the date hereof (such 90th day, the "Vesting Date"), the Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for a per share purchase price equal to the closing price per share of the Common Stock as reported on The Nasdaq National Market on the date hereof (the "Option Price"), some or all of the Unvested Shares. "Unvested Shares" means (i) 6,250 Shares from the date hereof until the calendar day immediately prior to the Vesting Date and (ii) no Shares on or after the Vesting Date.

          (b) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

     3. Exercise of Purchase Option and Closing.
        ---------------------------------------

          (a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), within 10 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 10-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 10-day period.

          (b) Within five days after delivery to the Participant of the Company's notice of the exercise of the Purchase Option pursuant to subsection
(a) above, the Participant (or his estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 5 below, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

          (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

          (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by check) or both.

          (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option.

          (f) The Company may assign its Purchase Option to one or more persons or entities.

     4. Restrictions on Transfer.
        ------------------------

     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option.

                                        2

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     5. Escrow.
        ------

     The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The
                                                              ---------
Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent,
   ---------
on behalf of the Participant, the certificate(s) evidencing the Unvested Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

     6. Restrictive Legends.
        -------------------

     All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

     7. Provisions of the Plan.
        ----------------------

     This Agreement is subject to the provisions of the Plan, a copy of which has been furnished to the Participant.

     8. Withholding Taxes; Section 83(b) Election.
        -----------------------------------------

          (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

          (b) The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company's Purchase Option expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

          THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

     9. Miscellaneous.
        -------------

          (a) No Rights to Employment. The Participant acknowledges and agrees
              -----------------------
that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

                                       3

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          (b) Severability. The invalidity or unenforceability of any provision
              ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

          (c) Waiver. The Board of Directors of the Company may waive any
              ------
provision for the benefit of the Company contained in this Agreement, either generally or in any particular instance.

          (d) Binding Effect. This Agreement shall be binding upon and inure to
              --------------
the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

          (e) Notice. All notices required or permitted hereunder shall be in
              ------
writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

          (f) Pronouns. Whenever the context may require, any pronouns used in
              --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          (g) Entire Agreement. This Agreement and the Plan constitute the
              ----------------
entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement, including but not limited to, the Option Agreements.

          (h) Amendment. This Agreement may be amended or modified only by a
              ---------
written instrument executed by both the Company and the Participant.

          (i) Governing Law. This Agreement shall be construed, interpreted and
              -------------
enforced in accordance with the internal laws of the State of Maryland without regard to any applicable conflicts of laws.

          (j) Participant's Acknowledgments. The Participant acknowledges that
              -----------------------------
he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    ENTRUST, INC.


                                    By: /s/ F. William Conner
                                       -----------------------------------------
                                       F. William Conner
                                       President and Chief Executive Officer

                                       Address: Entrust, Inc.
                                                One Hanover Park
                                                16633 Dallas Parkway
                                                Suite 800
                                                Addison, Texas 75001

                                       4

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                                        /s/ David L. Thompson
                                       -----------------------------------------
                                       David L. Thompson

                                       Address: 5505 Kinross Drive
                                                Plano, Texas  75093

Exhibit A

                                  ENTRUST, INC.

                            Joint Escrow Instructions
                            -------------------------

                                    February 21, 2002

James D. Kendry, Esq.
Secretary
Entrust, Inc.
One Hanover Park
16633 Dallas Parkway
Suite 800
Addison, TX  75001

Dear Sir:

     As Escrow Agent for Entrust, Inc., a Maryland corporation, and its successors in interest under the Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

     1. Appointment. Holder irrevocably authorizes the Company to deposit with
        -----------
you any certificates evidencing 6,250 shares of the Company's common stock, $0.01 par value per share (the "Shares"), to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, "Shares" shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

     2. Closing of Purchase.
        -------------------

          (a) Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction

                                       5

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contemplated by such notice in accordance with the terms of said notice.

          (b) At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of the Shares, (b) to fill in on such form or forms the number of Shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

     3. Withdrawal. The Holder shall have the right to withdraw from this escrow
        ----------
any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

     4. Duties of Escrow Agent.
        ----------------------

          (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

          (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

          (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

          (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

          (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

          (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

          (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

                                       6

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          (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

          (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

     5. Notice. Any notice required or permitted hereunder shall be given in
        ------
writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

          COMPANY:
                          Entrust, Inc.
                          One Hanover Park
                          16633 Dallas Parkway
                          Suite 800
                          Addison, TX 75001
                          Attn: James D. Kendry

          HOLDER: Notices to Holder shall be sent to the address set forth below Holder's signature below.

          ESCROW AGENT:   Notices to the Escrow Agent shall be sent to the
                          address set forth above for the Company.

     6. Miscellaneous.
        -------------

          (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

          (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                      Very truly yours,

                                      ENTRUST, INC.


Date: February __, 2002               By:
                                         ---------------------------------------
                                          F. William Conner
                                          President and Chief Executive Officer

                                       7

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                                      HOLDER:


Date: February   , 2002
               --                     ------------------------------------------
                                      David L. Thompson
                                      5505 Kinross Drive
                                      Plano, Texas 75093


ESCROW AGENT:



------------------------------------
James D. Kendry

                                    Exhibit B

                  (STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)

     FOR VALUE RECEIVED, I hereby sell, assign and transfer unto
                   (_________) shares of Common Stock, $0.01 par value per
------------------
share, of Entrust, Inc. (the "Corporation") standing in my name on the books of
said Corporation represented by Certificate(s) Number            herewith, and
                                                      ----------
do hereby irrevocably constitute and appoint                        attorney to
                                             ----------------------
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

                                            Dated:
                                                   --------------------

IN PRESENCE OF:


-------------------                                   --------------------------

     NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.

                                       8